UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2018

EASTMAN KODAK COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	1-87	16-0417150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 State Street Rochester, NY	14650
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 724-4000

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 11, 2018, Eastman Kodak Company (the “Company”) entered into a Stock and Asset Purchase Agreement (the “Agreement”) with MIR Bidco SA, a Belgian limited liability company (société anonyme) existing and organized under Belgian law, and an investment vehicle for Montagu Private Equity LLP (the “Purchaser”), to sell the Company’s flexographic packaging segment (the “Business”) to the Purchaser through the sale of (i) the shares of certain subsidiaries holding only Business assets, (ii) the shares of certain holding companies formed for the purpose of carving out the Business from the Company, and (iii) the assets relating to the Business which will be purchased by the transferred subsidiaries and the holding companies (the “Transaction”).

Pursuant to the terms and conditions of the Agreement, at the closing of the Transaction (the “Closing”) the Purchaser will pay a purchase price of $340 million (the “Purchase Price”), which is subject to purchase price adjustments as described in the Agreement, in consideration of the Business; however, under certain circumstances the transfer of the assets and operations of the Business in China (the “China Business”) may be deferred and occur after the Closing, in which case $7.5 million of the Purchase Price otherwise payable at the Closing will not be paid until the deferred transfer of the China Business (the “Deferred Closing”). Simultaneously with entering into the Agreement, the Company and the Purchaser entered into an Earn-out Agreement (the “Earn-Out Agreement”), pursuant to which the Company will be entitled to an aggregate of up to $35 million in additional cash consideration if the Business achieves agreed EBITDA targets for 2018 ($10 million earn-out), 2019 ($10 million earn-out) and 2020 ($15 million earn-out). The net proceeds from the Transaction, including the prepayment referenced in the following paragraph, are expected to be used by the Company to reduce outstanding term loan debt.

At the Closing, the Company and the Purchaser will enter into a transition services agreement pursuant to which the Company and certain of its affiliates will provide, or cause third parties to provide, certain services to accommodate the transition of the Business to the Purchaser. The Company and the Purchaser will also enter into certain supply, service, development and license agreements at the Closing, pursuant to which the Company and certain of its affiliates will provide to the Purchaser, and the Purchaser and certain of its affiliates will provide to the Company, as applicable, certain services and products on an on-going basis in connection with their respective operations. At the Closing, the Purchaser will pay an affiliate of the Company $15 million as a prepayment of projected amounts that will be due to the Company and its affiliates for services and products to be delivered by the Company or its affiliates under such commercial agreements, subject to completion of certain pledge and collateral arrangements.

The Agreement contains customary representations, warranties and covenants related to the Company, the Business, the transferred subsidiaries and the holding companies. From the date of the Agreement until the Closing, and, with respect to the China Business, if applicable, until the Deferred Closing, the Company is required to operate the Business in the ordinary course consistent with past practice in all material respects and to comply with certain covenants regarding the operation of the Business. Except as otherwise specified in the Agreement and subject to certain exceptions for the Company’s retained businesses, the Company agrees not to compete with the Business for five (5) years after the Closing (except in the UK and the EU, where the non-compete period is limited to three (3) years after the Closing).

The Closing is subject to the satisfaction or waiver of customary closing conditions, including, among others, (i) the absence of any law or order prohibiting the transactions contemplated by the Agreement, (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and the German Federal Cartel Office, (iii) the accuracy of representations and warranties set forth in the Agreement and compliance with covenants, including the completion of certain specified items and obtaining certain consents with respect to the carve-out of the Business, set forth in the Agreement (in each case, subject to certain materiality or material adverse effect qualifications), (iv) the absence of any material adverse effect, (v) the receipt of customary closing certificates and (vi) the existence of a fully effective representation and warranty insurance policy as of the Closing. The obligation of the Purchaser to consummate the Transaction is not subject to any condition related to the availability of financing for the Transaction. The Company expects to close the Transaction in the first half of 2019.

The Agreement contains certain customary termination rights for the parties, including: (i) mutual written agreement by the Company and the Purchaser, (ii) if any law or order prohibiting the Transaction becomes final and nonappealable, (iii) if there is an uncured material breach of any representation and warranty or any covenant contained in the agreement or (iv) if the Transaction does not close before 5:30 p.m. Eastern Time on the 8-month anniversary of the date of signing not as a result of the terminating party’s breach, which time will be extended to the first business day of the month following the delivery of the estimated closing statement by the Company to the Purchaser provided that all closing conditions are satisfied prior to such extension.

Subject to certain limitations and conditions set forth in the Agreement, the Company and the Purchaser have agreed to indemnify each other for, among other things, breaches of representations, warranties and covenants contained in the Agreement, and certain tax and other pre- and post-Closing liabilities. To supplement the indemnification provided by the Company, the Purchaser has obtained a standard representation and warranty insurance policy.

The foregoing description of the Agreement, the Earn-Out Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Agreement and the Earn-Out Agreement, which are filed as Exhibits 2.1 and 2.2 to this Current Report on Form 8-K and incorporated herein by reference. The Agreement and the Earn-Out Agreement are being filed to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the Business, the Company or the Purchaser. The representations, warranties and covenants of each party set forth in the Agreement and the Earn-Out Agreement were made only for purposes of the Agreement and the Earn-Out Agreement as of the specific dates set forth therein, were solely for the benefit of the parties to the Agreement and the Earn-Out Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement and the Earn-Out Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The Company’s investors and security holders are not third-party beneficiaries under the Agreement or the Earn-Out Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Business, the parties to the Agreement and the Earn-Out Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement and the Earn-Out Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01 Regulation FD Disclosure.

On November 12, 2018, the Company issued a press release announcing the proposed Transaction, a copy of which is attached as Exhibit 99.1 to this report and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing. By filing this Current Report on Form 8-K and furnishing this information, the Company makes no statement or admission as to the materiality of any information in this Item 7.01 or the exhibit attached hereto.

Cautionary Note Regarding Forward-Looking Statements

Certain information contained herein and in the exhibits that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “believe” and “plan” or similar expressions. The forward-looking statements contained in this Form 8-K include, without limitation, statements related to: the planned sale of the Business and the timing thereof; the ability to obtain regulatory approvals and meet other closing conditions for the planned Transaction; the potential payment of additional earn-out consideration; and the entry into certain commercial agreements in connection with the planned Transaction and a prepayment of certain amounts payable thereunder. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Results may be materially affected by factors such as: risks associated with sale transactions generally, such as the inability to obtain, or delays in obtaining, required approvals under applicable antitrust legislation and other regulatory and third party consents and approvals; issues, delays or complications in completing required carve-out activities to enable the Business to operate on a stand-alone basis after the Closing, including incurring unanticipated costs to complete such activities; potential volatility in the capital markets and its potential impact on the ability of the Purchaser and its fund sponsor to pay the Purchase Price; failure to retain key management and employees of the Business; the ability of the Business to generate EBITDA sufficient to achieve the performance targets needed to entitle the Company to the additional earn-out consideration; the ability of the Company to fulfill the pledge and collateral requirements on which the commercial contract prepayment is conditioned; difficulties or delays in the successful transition of the Business’ information technology systems from those of the Company to those of the Purchaser as well as risks associated with other integration or transition of the operations, systems and personnel of the Business, each, as applicable, within the term of the post-Closing transition services agreement between the Purchaser and the Company; unfavorable reaction to the Transaction by customers, competitors, suppliers and employees; conditions affecting the industry generally; local and global political and economic conditions; conditions in the securities market that are less favorable than expected, and other risks described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018.

Actual results could differ materially from those projected in the forward-looking statements. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1	Stock and Asset Purchase Agreement, dated as of November 11, 2018, by and between Eastman Kodak Company and MIR Bidco SA (Schedules (or similar attachments) have been omitted pursuant to Item 6.01(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.)

2.2	Earn-Out Agreement, dated as of November 11, 2018, by and between Eastman Kodak Company and MIR Bidco SA (Schedules (or similar attachments) have been omitted pursuant to Item 6.01(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of the omitted schedule upon request by the U.S. Securities and Exchange Commission.)

99.1	Press Release issued by Eastman Kodak Company on November 12, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2018

EASTMAN KODAK COMPANY

By:	/s/ Sharon E. Underberg
Name: Sharon E. Underberg
Title: Senior Vice President, General Counsel & Secretary